CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-207478) of LivaNova PLC of our report dated March 4, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K/T.

/s/ PricewaterhouseCoopers S.p.A.
Milan, Italy
March 4, 2016